                                                                Exhibit 24.1

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sterling K. Ainsworth and Gordon H. Link, Jr., and each of them, his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign a registration statement to be filed with the Securities and Exchange Commission (the "Commission") on Form S-8 in connection with the issuance and sale by NaPro BioTherapeutics, Inc., a Delaware corporation (the "Company"), of shares of the Company's Common Stock, par value $.0075 per share ("Common Stock"), and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and sale of the Common Stock with Blue Sky authorities; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.



Date:    May 31, 1996        /s/ Sterling K. Ainsworth
                            -----------------------------
                            Sterling K. Ainsworth

Date:    May 31, 1996        /s/ Leonard P. Shaykin
                            -----------------------------
                            Leonard P. Shaykin

Date:    May 31, 1996        /s/ Gordon H. Link, Jr.
                            -----------------------------
                            Gordon H. Link, Jr.

Date:    December 31, 1995   /s/ E. Garrett Bewkes, Jr.
                            -----------------------------
                            E. Garrett Bewkes, Jr.

Date:    December 31, 1995   /s/ Phillip Frost
                            -----------------------------
                            Phillip Frost

Date:    December 31, 1995   /s/ Richard C. Pfenniger, Jr.
                            -----------------------------
                            Richard C. Pfenniger, Jr.

Date:    May 31, 1996        /s/ Patricia A. Pilia
                            -----------------------------
                            Patricia A. Pilia

Date:    May 31, 1996        /s/ Vaughn D. Bryson
                            -----------------------------
                            Vaughn D. Bryson

Date:    May 31, 1996        /s/ Arthur D. Hayes, Jr.
                            -----------------------------
                            Arthur D. Hayes, Jr.

Date:    May 31, 1996        /s/ Mark B. Hacken
                            -----------------------------
                            Mark B. Hacken